AMENDMENT NO. 3
                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated September 21, 1996, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, Pruco Life Insurance Company, an Arizona life insurance company and Pruco Securities Corporation, a New Jersey corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                                   SCHEDULE A
                                                   ----------

     FUNDS AVAILABLE UNDER                         SEPARATE ACCOUNTS                       POLICIES FUNDED BY THE
     THE POLICIES                                  UTILIZING THE FUNDS                     SEPARATE ACCOUNTS

     AIM V.I. Growth and Income Fund               Pruco Life Flexible Premium             Discovery Select Annuity
     AIM V.I. Value Fund                           Variable Annuity Account,               Contract
                                                   established June 16,1995

                                                   Pruco Life Variable                     Variable Universal Life
                                                   Appreciable Account,                    Insurance Policy
                                                   established January 13, 1984

                                                   Pruco Life Variable                     PruSelect I Variable Universal
                                                   Universal Account,                      Life Policy
                                                   established April 17,1989

                                                   Pruco Life Variable                     PruSelect II Variable Universal
                                                   Universal Account,                      Life Policy
                                                   established April 17,1989

                                                   Pruco Life Variable                     PruSelect III Variable Universal
                                                   Universal Account,                      Life Policy
                                                   established April 17, 1989

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Effective Date:

                                           AIM VARIABLE INSURANCE FUNDS, INC.

     Attest: /s/                           By: /s/
             -------------------------         -----------------------
     Name: Nancy L. Martin                 Name: Robert H. Graham
     Title: Assistant Secretary            Title: President

     (SEAL)

                                           A I M DISTRIBUTORS, INC.

     Attest: /s/                           By: /s/
             -------------------------         -----------------------
     Name: Nancy L. Martin                 Name: Michael J. Cemo
     Title:  Assistant Secretary           Title:  President

     (SEAL)

                                     1 of 2

                                           PRUCO LIFE INSURANCE COMPANY

     Attest:  /s/                          By: /s/
             -------------------------         ---------------------------------
     Name:  Thomas C. Castano              Name: Dennis G. Sullivan
     Title:  Assistant Secretary           Title: VP & Chief Accounting Officer

(SEAL)


                                           PRUCO SECURITIES CORPORATION

     Attest: /s/                           By: /s/
             -------------------------         ---------------------------------
     Name:  Thomas C. Castano              Name:  Clifford Kirsch
     Title:  Assistant Secretary           Title:  Chief Legal Officer

(SEAL)